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                                                                     Exhibit 3.2

                                     BY-LAWS
                                       of
                          PHILIP MORRIS COMPANIES INC.


                                    ARTICLE I

                            Meetings of Stockholders

      Section 1. Annual Meetings. - The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

      Section 2. Special Meetings. - Unless otherwise provided by law, special meetings of the stockholders may be called by the chairman of the Board of Directors, or in the chairman's absence, the deputy chairman of the Board of Directors (if any), the vice chairman of the Board of Directors (if any), the president (if one shall have been elected by the Board of Directors) or, in the absence of all of the foregoing, an executive vice president or by order of the Board of Directors, whenever deemed necessary.

      Section 3. Place of Meetings. - All meetings of the stockholders shall be held at such place in the Commonwealth of Virginia as from time to time may be fixed by the Board of Directors.

      Section 4. Notice of Meetings. - Notice, stating the place, day and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting (except as a different time is specified herein or by law), to each stockholder of record having voting power in respect of the business to be transacted thereat.

      Notice of a stockholders' meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all, or substantially all of the Corporation's assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger or share exchange or sale agreement.

                                                               February 25, 1998


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      Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A stockholder who attends a meeting shall be deemed to have (i) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (ii) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.

      Section 5. Quorum. - At all meetings of the stockholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation, and except that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn.

      Section 6. Organization and Order of Business. - At all meetings of the stockholders, the chairman of the Board of Directors or, in the chairman's absence, the deputy chairman of the Board of Directors (if any), the vice chairman of the Board of Directors (if any), the president (if one shall have been elected by the Board of Directors) or, in the absence of all of the foregoing, the most senior executive vice president, shall act as chairman. In the absence of all of the foregoing officers or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman. The secretary of the Corporation or, in the secretary's absence, an assistant secretary, shall act as secretary at all meetings of the stockholders. In the event that neither the secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.

      The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

      At each annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice


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procedures set forth in this Section 6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 60 days before the date of the applicable annual meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder proposing such business, (c) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of the Corporation beneficially owned by the stockholder and (e) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this
Section 6. If the chairman should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision). The secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

      Section 7. Voting. - A stockholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of


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such class standing in the holders's name on the books of the Corporation.
Unless required by statute or determined by the chairman to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder's proxy, if there be such proxy.

      Section 8. Written Authorization. - A stockholder or a stockholder's duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or such stockholder's duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such stockholder's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

      Section 9. Electronic Authorization. - The secretary or any vice president may approve procedures to enable a stockholder or a stockholder's duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the stockholder or the stockholder's duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      Section 10. Inspectors. - At every meeting of the stockholders for election of directors, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided, by two or more inspectors. Such inspectors shall be appointed by the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.


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                                   ARTICLE II

                               Board of Directors

      Section 1. General Powers. - The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

      Section 2. Number. - The number of directors shall be fifteen (15).

      Section 3. Term of Office and Qualification. - Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected.

      Section 4. Nomination and Election of Directors. - At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a stockholder's intent to nominate one or more persons for election as directors at the applicable meeting of stockholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders, or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such stockholder's notice shall set forth (a) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder, (ii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; and (b) as to each person whom


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the stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person,
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4. If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

      Section 5. Organization. - At all meetings of the Board of Directors, the chairman of the Board of Directors or, in the chairman's absence, the deputy chairman of the Board of Directors (if any), the vice chairman of the Board of Directors (if any), the president (if one shall have been elected by the Board of Directors) or, in the absence of all of the foregoing, the senior most executive vice president, shall act as chairman of the meeting. The secretary of the Corporation or, in the secretary's absence, an assistant secretary, shall act as secretary of meetings of the Board of Directors. In the event that neither the secretary nor any assistant secretary shall be present at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

      Section 6. Vacancies. - Any vacancy occurring in the Board of Directors, including a vacancy resulting from amending these By-Laws to increase the number of directors by thirty percent or less, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

      Section 7. Place of Meeting. - Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.

      Section 8. Organizational Meeting. - The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the


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annual meeting of stockholders and at the same place, without the requirement of any notice other than this provision of the By-Laws.

      Section 9. Regular Meetings: Notice. - Regular meetings of the Board of Directors shall be held at such times and places as it may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed at a previous meeting.

      Section 10. Special Meetings. - Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the vice chairman of the Board of Directors (if any), the president (if any) or two of the directors. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each director, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such place by telegraph, telex or telecopy or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

      Section 11. Waiver of Notice. - Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director's arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      Section 12. Quorum and Manner of Acting. - Except where otherwise provided by law, a majority of the directors fixed by these By-Laws at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given.

      Section 13. Order of Business. - At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

      Section 14. Committees. - In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted


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by the greater number of (i) a majority of all directors in office at the time the action is being taken or (ii) the number of directors required to take action under Article II, Section 12 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

                                   ARTICLE III

                               Executive Committee

      Section 1. How Constituted and Powers. - The Board of Directors, by resolution adopted pursuant to Article II, Section 14 hereof, may designate, in addition to the chairman of the Board of Directors, one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

      Section 2. Organization, Etc. - The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

      Section 3. Meetings. - Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such place by telegraph, telex or telecopy or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

      Section 4. Quorum and Manner of Acting. - A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

      Section 5. Removal. - Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

      Section 6. Vacancies. - Any vacancy in the executive committee shall be filled by the Board of Directors.


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                                   ARTICLE IV

                                    Officers

      Section 1. Number. - The officers of the Corporation shall be a chairman of the Board of Directors, a deputy chairman of the Board of Directors (if elected by the Board of Directors), a president (if elected by the Board of Directors), one or more vice chairmen of the Board of Directors (if elected by the Board of Directors), a chief operating officer (if elected by the Board of Directors), one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a treasurer, a controller, a secretary, one or more assistant treasurers, assistant controllers and assistant secretaries and such other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.

      Section 2. Election, Term of Office and Qualifications. - All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until a successor shall have been duly chosen and qualified or until the officer resigns or is removed in the manner hereinafter provided. The chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any) and the vice chairmen of the Board of Directors (if any) shall be chosen from among the directors.

      Section 3. Vacancies. - If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.

      Section 4. Other Officers, Agents and Employees - Their Powers and Duties.
- The Board of Directors may from time to time appoint such other officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chairman of the Board of Directors may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chairman of the Board of Directors may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.

      Section 5. Removal. - Any officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by a superior officer upon whom such power of removal may be conferred by the Board of Directors or the chairman of the Board of Directors.


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      Section 6. Chairman of the Board of Directors and Chief Executive Officer.
- The chairman of the Board of Directors shall preside at meetings of the stockholders and of the Board of Directors and shall be a member of the executive committee. The chairman shall be the Chief Executive Officer of the Corporation and shall be responsible to the Board of Directors. He or she shall be responsible for the general management and control of the business and affairs of the Corporation and shall see to it that all orders and resolutions of the Board of Directors are implemented. The chairman shall from, time to time, report to the Board of Directors on matters within his or her knowledge which the interests of the Corporation may require be brought to its notice. The chairman shall do and perform such other duties as from time to time the Board of Directors may prescribe.

      Section 7. Deputy Chairman of the Board of Directors. - In the absence of the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if elected by the Board of Directors) shall preside at meetings of the stockholders and of the Board of Directors. The deputy chairman shall be responsible to the chairman of the Board of Directors and shall perform such duties as shall be assigned to him or her by the chairman of the Board of Directors. The deputy chairman shall from time to time report to the chairman of the Board of Directors on matters within the deputy chairman's knowledge which the interests of the Corporation may require be brought to the chairman's notice.

      Section 8. President. - In the absence of the chairman of the Board of Directors and the deputy chairman of the Board of Directors (if any), the president (if one shall have been elected by the Board of Directors) shall preside at meetings of the stockholders and of the Board of Directors. The president shall be responsible to the chairman of the Board of Directors. Subject to the authority of the chairman of the Board of Directors, the president shall be devoted to the Corporation's business and affairs under the basic policies set by the Board of Directors and the chairman of the Board of Directors. He or she shall from, time to time, report to the chairman of the Board of Directors on matters within the president's knowledge which the interests of the Corporation may require be brought to the chairman's notice. In the absence of the chairman of the Board of Directors and the deputy chairman of the Board of Directors (if any), the president (if any) shall, except as otherwise directed by the Board of Directors, have all of the powers and the duties of the chairman of the Board of Directors. The president (if any) shall do and perform such other duties as from time to time the Board of Directors or the chairman of the Board of Directors may prescribe.

      Section 9. Vice Chairmen of the Board of Directors. - In the absence of the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any) and the president (if any), the vice chairman of the Board of Directors designated for such purpose by the chairman of the Board of Directors (if any) shall preside at meetings of the stockholders and of the Board of Directors. Each vice


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chairman of the Board of Directors shall be responsible to the chairman of the
Board of Directors. Each vice chairman of the Board of Directors shall from time to time report to the chairman of the Board of Directors on matters within the vice chairman's knowledge which the interests of the Corporation may require be brought to the chairman's notice. In the absence or inability to act of the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any) and the president (if any), such vice chairman of the Board of Directors as the chairman of the Board of Directors may designate for the purpose shall have the powers and discharge the duties of the chairman of the Board of Directors. In the event of the failure or inability of the chairman of the Board of Directors to so designate a vice chairman of the Board of Directors, the Board of Directors may designate a vice chairman of the Board of Directors who shall have the powers and discharge the duties of the chairman of the Board of Directors.

      Section 10. Chief Operating Officer. - The chief operating officer (if any) shall be responsible to the Chairman of the Board of Directors for the principal operating businesses of the Corporation and shall perform those duties which may from time to time be assigned.

      Section 11. Vice Presidents. - The vice presidents of the Corporation shall assist the chairman of the Board of Directors, the deputy chairman of the Board of Directors, the president (if any) and the vice chairmen (if any) of the Board of Directors in carrying out their respective duties and shall perform those duties which may from time to time be assigned to them. The chief financial officer shall be a vice president of the Corporation (or more senior) and shall be responsible for the management and supervision of the financial affairs of the Corporation.

      Section 12. Treasurer. - The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. The treasurer shall render to the Board of Directors, the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any), the vice chairmen of the Board of Directors (if any), and the chief financial officer, whenever required by any of them, an account of all of his transactions as treasurer. If required, the treasurer shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of the treasurer's office and the restoration to the Corporation at the expiration of his or her term of office or in case of death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The treasurer shall perform such other duties as from time to time may be assigned to him or her.


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      Section 13. Assistant Treasurers. - In the absence or disability of the treasurer, one or more assistant treasurers shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer. Assistant treasurers shall also perform such other duties as from time to time may be assigned to them.

      Section 14. Secretary. - The secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary's office, or as the Board of Directors, the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any) or any vice chairman of the Board of Directors may from time to time prescribe.

      Section 15. Assistant Secretaries. - In the absence or disability of the secretary, one or more assistant secretaries shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary. Assistant secretaries shall also perform such other duties as from time to time may be assigned to them.

      Section 16. Controller. - The controller shall be administrative head of the controller's department. He or she shall be in charge of all functions relating to accounting and the preparation and analysis of budgets and statistical reports and shall establish, through appropriate channels, recording and reporting procedures and standards pertaining to such matters. The controller shall report to the chief financial officer and shall aid in developing internal corporate policies whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy. The controller shall be available to all departments of the Corporation for advice and guidance in the interpretation and application of policies which are within the scope of his or her authority. The controller shall perform such other duties as from time to time may be assigned to him or her.

      Section 17. Assistant Controllers. - In the absence or disability of the controller, one or more assistant controllers shall perform all of the duties of the controller and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the controller. Assistant controllers shall also perform such other duties as from time to time may be assigned to them.


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

                                    ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

      Section 1. Contracts. - The chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any), any vice chairman of the Board of Directors (if any), any vice president, the treasurer and such other persons as the chairman of the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

      Section 2. Loans. - The chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any), any vice chairman of the Board of Directors (if any), any vice president, the treasurer and such other persons as the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

      Section 3. Voting of Stock Held. - The chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any), any vice chairman of the Board of Directors (if any), any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), the president (if any), any vice chairman of the Board of Directors (if any), any vice president or the secretary may attend in person any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

                                   ARTICLE VI

                        Certificates Representing Shares

      Certificates representing shares of the Corporation shall be signed by the chairman of the Board of Directors, the deputy chairman of the Board of Directors (if any), or the vice chairman of the Board of Directors (if any), or the president of the Corporation (if any) and the secretary or an assistant secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile.

                                   ARTICLE VII

                                    Dividends

      The Board of Directors may declare dividends from funds of the Corporation legally available therefor.

                                  ARTICLE VIII

                                      Seal

      The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the words "Philip Morris Companies Inc." and in the center the word and figures "Virginia, 1985."

                                   ARTICLE IX

                                   Fiscal Year

         The fiscal year of the Corporation shall be the calendar year.

                                    ARTICLE X

                                    Amendment

      The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the stockholders, or new By-Laws may be adopted by the stockholders, and the stockholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the directors.

                                   ARTICLE XI

                                Emergency By-Laws

      If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

      Section 1. Section 6 of Article II shall read as follows:

      Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

      Section 2. The first sentence of Section 10 of Article II shall read as follows:

      Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors or a deputy chairman (if any), or of the president (if any) or any vice chairman of the Board of Directors (if any) or any director or of any person having the powers and duties of the chairman of the Board of Directors, the deputy chairman, the president or any vice chairman of the Board of Directors.

      Section 3. Section 12 of Article II shall read as follows:

      The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.


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